STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of August 13, 2007, is made by and between International Food and Wine Consultants, Inc., a Delaware corporation (“Seller”), and Mary Beth Clark (the “Buyer”).

RECITALS

A. Seller owns one thousand (1,000) shares of common stock, $0.001 par value per share (the “Shares”) of IFWC Holdings, Inc., Inc., a Delaware corporation (the “Company”), which shares constitute, as of the date hereof, all of the issued and outstanding capital stock of the Company.

B. Buyer holds 25,545,984 shares of common stock, $0.001 par value per share, of Seller (the “Purchase Price Shares”), and Buyer has agreed to transfer such interest back to Seller for immediate cancellation (the “Redemption”).

C. In connection with the Redemption, Buyer wishes to acquire from Seller, and Seller wishes to transfer to Buyer, the Shares, upon the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

1. Purchase and Sale of Shares.

(a) Purchased Shares. Subject to the terms and conditions provided below, Seller shall sell, transfer, convey, and assign to Buyer, and Buyer shall purchase and acquire from Seller, on the Closing Date (as defined in Section 1(c)), all of the Shares, free and clear of any and all Liens.

(b) Purchase Price. As consideration for the sale contemplated by Section 1(a) and as the purchase price therefor, on the Closing Date, Buyer shall sell, transfer, convey and assign to Seller, and Seller shall purchase and acquire from Buyer, the Purchase Price Shares, free and clear of any and all Liens.

(c) Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place as soon as practicable following the execution of this Agreement. The date on which the Closing occurs shall be referred to herein as the “Closing Date”.

2. Closing.

(a) Transfer of Shares. At the Closing, Seller shall deliver to Buyer certificates representing the Shares, duly endorsed to Buyer or as directed by Buyer, which delivery shall vest Buyer with good and marketable title to all of the issued and outstanding shares of capital stock of the Company, free and clear of all Liens.

(b) Payment of Purchase Price. At the Closing, Buyer shall deliver to Seller a certificate or certificates representing the Purchase Price Shares duly endorsed to Seller, which delivery shall vest Seller with good and marketable title to the Purchase Price Shares, free and clear of all Liens.

(c) Cancellation. Immediately following the Closing, the Purchase Price Shares shall be cancelled without any further action of any kind by any party.

3. Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

(a) Corporate Authorization; Enforceability. The execution, delivery and performance by Seller of this Agreement is within the corporate powers and has been, duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(b) Governmental Authorization. The execution, delivery and performance by Seller of this Agreement requires no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c) Non-Contravention; Consents. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate the certificate of incorporation or bylaws of Seller or (ii) violate any applicable Law or Order.

(d) Capitalization. As of the date hereof, Seller owns the Shares, which shares represent 100% of the authorized, issued and outstanding capital stock of the Company. The Shares to be acquired by Buyer are duly authorized, validly issued, fully-paid, non-assessable and free and clear of any Liens.

4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

(a) Enforceability. The execution, delivery and performance by Buyer of this Agreement are within Buyer’s powers. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(b) Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement require no consent, approval, Order, authorization or action by or in respect of, or filing with, any Governmental Authority.

(c) Non-Contravention; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby do not violate any applicable Law or Order.

(d) Purchase for Investment. Buyer is financially able to bear the economic risks of acquiring Shares and the other transactions contemplated hereby, and has no need for liquidity in this investment. Buyer has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of the Company, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares. Buyer is acquiring the Shares solely for Buyer’s own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration is available. Buyer has (i) received all the information it has deemed necessary to make an informed investment decision with respect to the acquisition of the Shares, (ii) had an opportunity to make such investigation as Buyer has desired pertaining to the Company and the acquisition of an interest therein, and to verify the information which is, and has been, made available to it and (iii) had the opportunity to ask questions of Seller concerning the Company. Buyer has received no public solicitation or advertisement with respect to the offer or sale of the Shares. Buyer realizes that the Shares are “restricted securities” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, the resale of the Shares is restricted by federal and state securities laws and, accordingly, the Shares must be held indefinitely unless their resale is subsequently registered under the Securities Act or an exemption from such registration is available for their resale. Buyer understands that any resale of the Shares by Buyer must be registered under the Securities Act (and any applicable state securities law) or be effected in circumstances that, in the opinion of counsel for the Company at the time, create an exemption or otherwise do not require registration under the Securities Act (or applicable state securities laws). Buyer acknowledges and consents that certificates now or hereafter issued for the Shares will bear a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR PURSUANT TO EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS.

Buyer understands that the Shares are being sold to Buyer pursuant to the exemption from registration and that Seller is relying upon the representations made herein as one of the bases for claiming the exemption.

(e) Liabilities. Following the Closing, Seller will have no debts, liabilities or obligations relating to the Company or its business or activities, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to the Company or its business and that may survive the Closing.

(f) Title to Purchase Price Shares. Buyer is the sole record and beneficial owner of the Purchase Price Shares. At Closing, Buyer will have good and marketable title to the Purchase Price Shares, which Purchase Price Shares are, and at the Closing will be, free and clear of all options, warrants, pledges, claims, liens and encumbrances, and any restrictions or limitations prohibiting or restricting transfer to Seller, except for restrictions on transfer as contemplated by applicable securities laws.

(g) Solvency. Buyer is not insolvent and Buyer will not be rendered insolvent as a result of any of the transactions contemplated by this Agreement. For purposes hereof, the term “solvent” means that (a) the fair salable value of Buyer’s assets is in excess of the total amount of its liabilities (including, for purposes of this definition, all liabilities, whether or not reflected on a balance sheet prepared in accordance with generally accepted accounting principles, and whether direct or indirect, fixed or contingent or secured or unsecured, (b) Buyer is able to pay its debts and obligations in the ordinary course as they mature, and (c) Buyer has capital sufficient to carry on the business, if any, in which it plans to engage after the Closing.

5. Indemnification and Release.

(a) Indemnification. Buyer covenants and agrees to indemnify, defend, protect and hold harmless Seller, and its officers, directors, employees, stockholders, agents, representatives and affiliates (collectively, together with Seller, the “Seller Indemnified Parties”) at all times from and after the date of this Agreement from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys’ fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (collectively, “Losses”), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of Buyer set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement, (iii) any debt, liability or obligation of the Company, (iv) any debt, liability or obligation of Seller for actions taken prior to that certain merger by and between Seller and G8Wave Acquisition Corp., a Delaware corporation (the “Merger”), pursuant to that certain Agreement and Plan of Merger dated, August __, 2007 (the “Merger Agreement”), (v) the conduct and operations of the business of the Company whether before or after Closing, (vi) claims asserted against the Company whether before or after Closing, (vii) any federal or state income tax payable by Seller and attributable to the transaction contemplated by this Agreement or activities prior to the Merger, or (viii) any inaccurate representation, or breach of any warranty or covenant contained in the Merger Agreement and attached hereto as Exhibit A by Parent (as defined in the Merger Agreement) or Merger Sub (as defined in the Merger Agreement).

(b) Third Party Claims.

(i) If any claim or liability (a “Third-Party Claim”) should be asserted against any of the Seller Indemnified Parties (the “Indemnitee”) by a third party after the Closing for which Buyer has an indemnification obligation under the terms of Section 5(a), then the Indemnitee shall notify Buyer (the “Indemnitor”) within 20 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a “Claim Notice”) and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and in connection therewith and to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys’ fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the Indemnitor agrees to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided on subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(ii) If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 20 days after the Claim Notice of such Third-Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third-Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

(c) Non-Third-Party Claims. Upon discovery of any claim for which Buyer has an indemnification obligation under the terms of this Section 5 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyer of such claim and, in any case, shall give Buyer such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyer shall not excuse Buyer from any indemnification liability except to the extent that Buyer is materially and adversely prejudiced by such failure.

(d) Release. Buyer, on behalf of Buyer and Buyer’s Related Parties, hereby releases and forever discharges Seller and its individual, joint or mutual, past and present representatives, Affiliates, officers, directors, employees, agents, attorneys, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Buyer or any of Buyer’s Related Parties now have or have ever had against Releasees. Buyer hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby. “Related Parties” shall mean, with respect to Buyer, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with Buyer, (ii) any Person in which Buyer holds a Material Interest or (iii) any Person with respect to which Buyer serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, “Material Interest” shall mean direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

6. Definitions. As used in this Agreement:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “Control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing;

(b) “Governmental Authority” means any domestic or foreign governmental or regulatory authority;

(c) “Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, Permit, license, policy or rule of common law;

(d) “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset;

(e) “Order” means any judgment, injunction, judicial or administrative order or decree;

(f) “Permit” means any government or regulatory license, authorization, permit, franchise, consent or approval; and

(h) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

7. Miscellaneous.

(a) Counterparts. This Agreement may be signed in any number of counterparts, and delivered by facsimile or other electronic means, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

(b) Amendments and Waivers.

(i) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

(c) Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer (including by operation of Law) any of its rights or obligations under this Agreement without the consent of each other party hereto.

(d) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto, those referenced in Section 5 above, and such permitted successors and assigns, any legal or equitable rights hereunder.

(e) Governing Law. This Agreement will be governed by, and construed in accordance with, the internal substantive law of the State of Delaware.

(f) Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

(g) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

(h) Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

[Signature Page Follows]

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date first above written.

INTERNATIONAL FOOD AND WINE CONSULTANTS, INC.

By:	/s/ Habib Khoury
Name: Habib Khoury
Title: Chief Executive Officer

/s/ Mary Beth Clark
Mary Beth Clark

EXHIBIT A

3.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it require such qualification, and each has the requisite corporate power and authority to own and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is in possession of all Approvals necessary to carry on its business as it is now being conducted, except where the failure to have such Approvals has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub. Merger Sub is a wholly-owned Delaware subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property and does not have any material Liabilities, and will not conduct any business or acquire any property or material Liabilities prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Certificate of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Certificate of Merger.

3.2 Certificate of Incorporation and Bylaws.

(a) Parent. The Certificate of Incorporation and Bylaws filed by Parent with the SEC on August 10, 2007, are currently in effect and have not been amended, modified or rescinded (collectively, the “Parent Charter Documents”). Parent is not in violation of any provision of the Parent Charter Documents.

(b) Merger Sub. The Merger Sub Certificate and Merger Sub Bylaws (the “Merger Sub Charter Documents”) are in full force and effect and have not been amended, modified, or rescinded. Merger Sub is not in violation of any of the provisions of the Merger Sub Charter Documents.

3.3 Subsidiaries. Other than Merger Sub and IFWC Holdings, Inc., Parent does not own, directly or indirectly, any equity or other interest in any other Person. Merger Sub does not own, directly or indirectly, any equity or other interest in any other Person.

3.4 Capitalization.

(a) Parent. Parent’s authorized capitalization consists of the following: (i) 90,000,000 shares of Parent Common Stock, of which 29,363,200 are issued and outstanding and were validly issued, fully paid, and non-assessable, (ii) 10,000,000 shares of Parent Preferred Stock, none of which are issued and outstanding, and (iii) 4,404,480 shares of Parent Common Stock have been reserved for issuance under Parent’s 2006 Non-Statutory Stock Option Plan, under which Parent has not issued any options or other grants. There are no declared or accrued but unpaid dividends with respect to any shares of Parent Common Stock or other capital stock of Parent. There are no subscriptions, options, warrants, equity securities, ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent is a party, or by which Parent is bound that would obligate Parent to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire any shares of capital stock or ownership interests of Parent.

(b) Merger Sub Capital. Merger Sub’s authorized capitalization consists of 1,000 shares of Common Stock (“Merger Sub Common Stock”), par value $0.001 per share, all of which are owned by Parent free and clear of any and all Encumbrances. There are no declared or accrued but unpaid dividends with respect to any shares of Merger Sub Common Stock. There are no subscriptions, options, warrants, equity securities, ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Merger Sub is a party, or by which Merger Sub is bound that would obligate Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire any shares of capital stock or ownership interests of Merger Sub.

3.5 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each Related Agreement to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery of this Agreement and each Related Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution of this Agreement, each Related Agreement, or to consummate the Transactions other than the filing of the Certificate of Merger as required by DGCL. This Agreement has been, and each Related Agreement will be, duly and validly executed and delivered by Parent and Merger Sub and, assuming they constitute valid and binding obligations of the counterparties thereto, constitute valid and binding agreements of Parent and Merger Sub, enforceable against them in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of any court before which any proceeding may be brought).

3.6 No Encumbrance or Conflict; Governmental Approvals.

(a) No Encumbrance. The execution and delivery of this Agreement and each Related Agreement by Parent and Merger Sub will not, and the performance of this Agreement and each Related Agreement by Parent and Merger Sub will not, (i) result in the creation of any material Encumbrance on any of the material properties or assets of Parent or Merger Sub, (ii) conflict with or violate the Parent Charter Documents or Merger Sub Charter Documents, (iii) conflict with or violate in any material respect any law applicable to Parent or Merger Sub or by which either of them or any of their respective properties is bound, or (iv) conflict with or violate, or result in any breach of or constitute a default under, or materially impair Parent’s or Merger Sub’s rights, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or either of them or any of their respective properties are bound, except to the extent such conflict, violation, breach, default, impairment or other effect would not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

(b) Governmental Approvals. The execution and delivery of this Agreement and each Related Agreement by Parent and Merger Sub do not, and the performance of this Agreement and each Related Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, Exchange Act, applicable state securities laws, and the filing and recordation of the Certificate of Merger as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub.

3.7 SEC Filings; Financial Statements.

(a) Parent has timely filed or furnished, as applicable, with the Securities and Exchange Commission (the “SEC”) each report, registration statement and definitive proxy statement required to be filed by Parent with the SEC during the course of its existence (collectively, the “Parent SEC Documents”). Each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and none of the Parent SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the then applicable accounting requirements and with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by applicable rules of the SEC; and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

3.8 No Undisclosed Liabilities. Parent does not have any Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP and which are, individually or in the aggregate with such other items, material to the business, assets, financial condition, results of operations or cash flows of Parent and Merger Sub, taken as a whole, except (a) Liabilities reflected in the balance sheet of Parent included in its most recently filed Quarterly Report on Form 10-QSB (the “Parent Balance Sheet”), (b) current Liabilities incurred since the date of such balance sheet in the ordinary course of business consistent with past practices and which, individually or in the aggregate, are not material in nature or amount and do not result from Parent’s or Merger Sub’s breach of any Contract, tort or violation of any legal requirement, or (c) Liabilities incurred in connection with the Transactions. Merger Sub does not have any Liabilities other than those arising under this Agreement.

3.9 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, there has not been, occurred or arisen: (a) any event or condition of any character that has had, or is reasonably expected to have, a Material Adverse Effect on Parent or Merger Sub; (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent’s or Merger Sub’s capital stock; (c) any split, combination or reclassification of any of Parent or Merger Sub’s capital stock; (d) any granting by Parent or Merger Sub of any increase in compensation or fringe benefits to any employee or any payment by Parent or Merger Sub of any bonus; (e) any change by Parent or Merger Sub in its accounting methods, principles or practices; (f) any revaluation by Parent or Merger Sub of any of its assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent or Merger Sub other than in the ordinary course of business consistent with past practice; (g) any incurrence, creation or assumption of any material Encumbrance, (h) any acquisition, sale or transfer of any asset; or (i) the entry by into any Contract or any amendment or termination of, or default under, any Contract. Parent has not agreed since the Balance Sheet Date to do any of the things described in the foregoing and is not currently involved in any negotiations or discussions to do any of the things so described (other than the transactions contemplated by this Agreement).

3.10 Absence of Litigation. There are no Actions pending or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub, or any of their respective properties or, to Parent or Merger Sub’s knowledge, any of the executive officers or directors of Parent or Merger Sub before any Governmental Entity or otherwise. No investigation or review by any Governmental Entity is pending or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub, or any of their respective properties or to Parent or Merger Sub’s knowledge any of the executive officers or directors of Parent or Merger Sub, nor has any Governmental Entity indicated to Parent or Merger Sub an intention to conduct the same. To the knowledge of Parent or Merger Sub, no Governmental Entity has at any time challenged or questioned the legal right of Parent or Merger Sub to conduct its operations as presently or previously conducted. There are currently no internal investigations or inquiries being conducted by the board of directors of either Parent or Merger Sub (or any committee thereof) or any third Party at the request of the either Parent or Merger Sub’s respective board of directors, or any Action with respect to, any financial, accounting, auditing, tax, conflict of interest, illegal activity, fraudulent or deceptive conduct issues with respect to Parent or Merger Sub.

3.11 Compliance with Laws. Both Parent and Merger Sub are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules, regulations and ordinances.

3.12 ERISA. Neither Parent nor Merger Sub has ever had, or currently has, any plan, contract, or other arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (“ERISA”).

3.13 Tax Returns and Audits.

(a) Each of Parent and Merger Sub has timely filed all Returns relating to Taxes required to be filed with any Tax authority. Each of Parent and Merger Sub has paid all Taxes shown to be due on such Returns. All Returns were complete and accurate in all material respects and have been prepared in all material respects in compliance with all applicable laws.

(b) Neither Parent or Merger Sub has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against either of them, nor has either of them executed any unexpired waiver of any statute of limitations on or extension of any the period for the assessment or collection of any Tax.

(c) No audit, or pending audit of, or other examination of any Return of Parent of Merger Sub by, any Tax authority is presently in progress, nor has either of them been notified in writing of any request for such an audit or other examination.

(d) No unresolved adjustment relating to any Returns filed or required to be filed by Parent or Merger Sub has been proposed in writing, formally or informally, by any Tax authority Parent or Merger Sub to or any representative thereof.

(e) Each of Parent and Merger Sub has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, benefits, salaries and other payments to its employees and contractors.

3.14 Assets and Contracts. Neither Parent nor Merger Sub is a party to any written or oral agreement. Neither Parent nor Merger Sub owns any real or intellectual property. Neither Parent nor Merger Sub is a party to or otherwise barred by any written or oral Contract. Neither Parent nor Merger Sub maintains any insurance policies or insurance coverage of any kind with respect to its business, premises, properties, assets, employees and agents. No consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Parent in effect following the consummation of the Merger and the transactions contemplated hereby.

3.15 Brokers and Finders. No Person is entitled by reason of any act or omission of Parent or Merger Sub to any broker’s or finder’s fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Certificate of Merger, or with respect to the consummation of the Transactions.

3.16 Interested Party Transactions. No officer, director or stockholder of Parent or any affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent is a party or by which it may be bound or affected. Parent is not indebted to any of its directors or officers (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), no such Person is indebted to Parent, and there are no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and/or the Exchange Act. Parent has no liability or obligation or commitment to any stockholder of Parent or any affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such affiliate or associate have any liability, obligation or commitment to the Parent.

3.17 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, consultant or employee of Parent or Merger Sub, (ii) increase any benefits otherwise payable by Parent or Merger Sub to any Person, or result in the acceleration of the time of payment or vesting of any such benefits, or (iii) result in any other detriment or require any other payment under the terms, conditions or provisions of any Contract, in any case, to which Parent or Merger Sub is a Party or by which it or any of its properties or assets may be bound.

3.18 No Infringement. Neither Parent nor Merger Sub is, nor has it been, a Party to any proceeding involving a claim of infringement, misappropriation or other wrongful use or exploitation by it of any other Person’s intellectual property rights and to Parent’s and Merger Sub’s knowledge, neither has taken any act or omitted to take any act that could give rise to any Action for such infringement, misappropriation, or wrongful use or exploitation.

3.19 Environmental Matters. Neither Parent nor Merger Sub has any liability under, or is reasonably likely to have any liability under, any state or federal environmental law, other than such liabilities which would not have a Material Adverse Effect on Parent or Merger Sub.

3.20 Minute Books. The minute books of Parent and Merger Sub that are delivered at the Closing contain a complete and accurate summary of all meetings of directors, including committees of the board of directors, and stockholders or actions by written consent since the time of incorporation of Parent and Merger Sub through the Effective Time, and reflect all transactions referred to in such minutes accurately in all material respects.

3.21 Board Approval. The Board of Directors of each of Parent and Merger Sub has approved this Agreement and the Transactions, has submitted the same to their respective stockholders for approval, and has recommended that such stockholders approve this Agreement and the Transactions contemplated hereby.

3.22 State Anti-Takeover Statutes. No state takeover statute is applicable to the Merger, this Agreement or the transactions contemplated hereby.

3.23 Representations Complete. None of the representations or warranties made by Parent or Merger Sub herein or in any document referenced herein or in any schedule hereto or thereto, or certificate furnished pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.